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                                                                       EXHIBIT 5

                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                   June 7,1999

Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, CA 95134

         Re: Post-Effective Amendment No. 1 Registration Statement on Form S-8 to Form S-4 of Cadence Design Systems, Inc.
                  ----------------------------------------------------

Ladies and Gentlemen:

     We refer to the post-effective amendment No. 1 to registration statement on Form S-8 to Form S-4 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Cadence Design Systems, Inc., a Delaware corporation (the "Company"), with respect to the proposed offering by the Company of up to 3,725,168 shares (the "Shares") of the common stock of the Company, $.01 par value per share (the "Common Stock"), subject to issuance by the Company upon exercise of options granted under the Quickturn Design Systems, Inc. 1988 Stock Option Plan, the Pi Design Systems, Inc. 1990 Stock Option Plan, the Quickturn Design Systems, Inc. 1992 Key Executive Stock Option Plan, the Quickturn Design Systems, Inc. 1993 Employee Qualified Stock Purchase Plan, the Quickturn Design Systems, Inc. 1996 Supplemental Stock Plan, as amended, the Quickturn Design Systems, Inc. 1997 Stock Option Plan, as amended, the Quickturn Design Systems, Inc. 1994 Outside Director Stock Option Plan, and the SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan (the "Plans") assumed by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of December 8, 1998 among the Company, CDSI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Quickturn Design Systems, Inc., a Delaware corporation.

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized and (ii) when issued in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     We are admitted to practice in the State of California, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP